EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Vyteris, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 30, 2007 (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern) appearing in the Annual Report on Form 10-K of Vyteris, Inc. for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Amper, Politziner& Mattia, P.C.

Edison, New Jersey
December 19, 2007